Morgan Stanley Global Fixed Income Opportunities
Fund
Item 770- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Iron Mountain Inc. 4.375%
due 6/1/2021
Purchase/Trade Date:	5/24/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.120%
Percentage of Fund's Total Assets: 0.15%
Brokers: Goldman, Sachs & Co.; BofA Merrill
Lynch; J.P. Morgan; Barclays; Wells Fargo
Securities; Credit Agricole CIB; HSBC; Morgan
Stanley; Citizens Capital Markets, Inc.; PNC
Capital Markets LLC; MUFG; SunTrust Robinson
Humphrey
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Yum! Brands Inc. 5.250%
due 6/1/2026
Purchase/Trade Date:	6/2/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $1,050,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.029%
Percentage of Fund's Total Assets: 0.07%
Brokers:  Goldman, Sachs & Co.; J.P. Morgan;
Citigroup; Wells Fargo Securities; Morgan Stanley;
BofA Merrill Lynch; Barclays; Fifth Third
Securities; MUFG; ICBC; Rabo Securities;
Scotiabank; The Williams Capital Group, L.P.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Provincia de Cordoba
7.125% due 6/10/2021
Purchase/Trade Date:	6/3/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $725,000,000
Amount Purchased by Fund: $310,000
Percentage of Offering Purchased by Fund: 0.043%
Percentage of Fund's Total Assets: 0.07%
Brokers:  J.P. Morgan; Morgan Stanley; Banco de
Cordoba; Puente
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Teva Pharmaceutical Finance
2.200% due 7/21/2021
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.835
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $1,085,000
Percentage of Offering Purchased by Fund: 0.036%
Percentage of Fund's Total Assets: 0.22%
Brokers: Barclays; BofA Merrill Lynch; BNP
PARIBAS; Credit Suisse; HSBC; Mizuho
Securities; Citigroup; Morgan Stanley; RBC Capital
Markets; SMBC Nikko; Bank of China; BBVA;
COMMERZBANK; Lloyds Securities; MUFG;
PNC Capital Markets LLC; Scotiabank; TD
Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.







Securities Purchased:  Tallgrass Energy Partners LP
5.500% due 9/15/2024
Purchase/Trade Date:	8/18/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $475,000
Percentage of Offering Purchased by Fund: 0.119%
Percentage of Fund's Total Assets: 0.10%
Brokers:  Barclays; Wells Fargo Securities; Capital
One Securities; Credit Suisse; Deutsche Bank
Securities; Morgan Stanley; PNC Capital Markets
LLC; TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  Shire Acquisitions
Investments Ireland 2.400% due 9/23/2021
Purchase/Trade Date:	9/19/2016
Offering Price of Shares: $99.892
Total Amount of Offering: $3,300,000,000
Amount Purchased by Fund: $2,075,000
Percentage of Offering Purchased by Fund: 0.063%
Percentage of Fund's Total Assets: 0.42%
Brokers: BofA Merrill Lynch; Barclays; Morgan
Stanley; Bank of China; Citigroup;
COMMERZBANK; Credit Suisse; Deutsche Bank
Securities; DNB Markets; Lloyds Securities;
Mizuho Securities; MUFG; RBC Capital Markets;
RBS; Santander; SMBC; Nikko; Goldman, Sachs &
Co.; HSBC; J.P. Morgan; Mediobanca; Scotiabank;
Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  CK Hutchison International
1.875% due 10/3/2021
Purchase/Trade Date: 9/28/2016
Offering Price of Shares: $99.342
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $1,170,000
Percentage of Offering Purchased by Fund: 0.156%
Percentage of Fund's Total Assets: 0.24%
Brokers: BofA Merrill Lynch; Citigroup; Goldman
Sachs (Asia) L.L.C.; HSBC; Morgan Stanley
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.